Exhibit 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY APPOINTS JAMES P. HACKETT TO BOARD OF DIRECTORS

MONROE, Mich., February 11, 2021--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced that James P. Hackett has been named to its Board of Directors, effective immediately. He will serve on the Audit Committee and Nominating and Governance Committee. The appointment expands the Board to 10 members.

Hackett serves as a Special Advisor to Ford Motor Company and was President and Chief Executive Officer of the company from 2017 through 2020. Under his leadership, Ford moved aggressively into the new era of smart vehicles. At the same time, Hackett strengthened the company’s base business by restructuring operations and invigorating the product portfolio. Before serving as CEO, Hackett was Chairman of Ford Smart Mobility LLC, a subsidiary of Ford. He also served on Ford’s Board from 2013 through 2020.

Prior to executive positions at Ford, Hackett spent 30 years at Steelcase, the global leader in office furniture, serving 20 years as CEO before his retirement from the position in 2014. He served as Vice Chairman of Steelcase from 2014 to 2015.

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “Jim is a welcome addition to our Board. An astute thought leader, his keen understanding of the consumer is matched by his ability to quickly identify changes in the marketplace and marry the two together with innovative product offerings. With demonstrable career successes at both Steelcase and Ford, including three decades of office furniture experience, we are pleased to have the benefit of his insight, foresight and wisdom as we move into our next phase of growth. Jim will undoubtedly make a significant contribution to our company.”

Hackett earned his bachelor’s degree from the University of Michigan and also played for the school’s football team. From 2014 through 2016, he served as Interim Director of Athletics for his alma mater, where he led the search for a permanent athletic director.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 159 of the 355 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 355 stand-alone La-Z-Boy Furniture Galleries® stores and 561 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.